AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT

      This is an Amendment to the Administrative Services Agreement made and entered into between INVESCO Funds Group, Inc., a Delaware corporation
("INVESCO"), and INVESCO Capital Appreciation Funds, Inc., a Maryland corporation (the "Fund") as of the 28th day of February, 1997 (the "Agreement").

      WHEREAS, the Fund is engaged in business as an open-end management investment company, is registered as such under the Investment Company Act of 1940, as amended (the "Act"), and is authorized to issue shares representing interests in separate portfolios of investments (the "Portfolios"); and

      NOW, THEREFORE, the Fund is authorized to issue shares representing interests in the Portfolio, the INVESCO Growth & Income Fund.

   IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the 29th day of June, 1998.

                                        INVESCO FUNDS GROUP, INC.


                                        By:  /s/ William J. Galvin
                                             ----------------------------------
                                             Senior Vice President
ATTEST:

/s/ Glen A. Payne
-------------------------------
Glen A. Payne
Secretary
                                        INVESCO CAPITAL APPRECIATION FUNDS,
                                          INC.

                                        By: /s/ Ronald L. Grooms
                                            -----------------------------------
                                            Ronald L. Grooms
                                            Treasurer & Chief Financial
                                            Officer & Accounting Officer
ATTEST:

/s/ Glen A. Payne
--------------------------------
Glen A. Payne
Secretary